As filed with the Securities and Exchange Commission on May 26, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MYT NETHERLANDS PARENT B.V.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

The Netherlands (State or other jurisdiction of incorporation or organization)	5961 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Einsteinring 9
85609 Aschheim/Munich
Germany
+49 89 127695-614
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MYT Netherlands Parent B.V. Employee Stock Purchase Plan
(Full title of the plan)

Mytheresa US Services Inc.
44 West 37th Street, 4th Floor
New York, NY 10018
+49 (89) 127695-148
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the MYT Netherlands Parent B.V. Employee Stock Purchase Plan (the “Plan”) covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

As noted above, the documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan as specified under Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which the Registrant previously filed with, or furnished to, the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)                The Registrant’s latest annual report on Form 20-F filed with the Commission on September 15, 2022 including all amendments and exhibits thereto (File No. 001-39880) (the “20-F Annual Report”);

(b)                The Registrant’s current report on Form 6-K filed with the Commission on May 10, 2023 (File No. 001-39880) (only with respect to Exhibit 99.1 thereto);

(c)                The description of the Registrant’s ordinary shares ADSs contained in the Registrant’s registration statement on Form 8-A filed with the Commission on January 12, 2021 (File No. 001-39880), together with any amendment thereto filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, and any Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the indemnification provisions in the Company’s articles of association, we will indemnify members of our management and supervisory boards to the fullest extent permitted by law against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

There shall be no entitlement to indemnification or reimbursement if and to the extent such person

(i)       shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the company, unless and only to the extent that the court, or, in the case of arbitration, the arbitrator, having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court, or, in the case of arbitration, the arbitrator, having appropriate jurisdiction shall deem proper; or

(ii)      has been covered for the costs or financial loss by an insurance and the insurer has paid out, without reservation, the costs or financial loss.

If and to the extent that it has been established by a Dutch court or, in the event of arbitration, an arbitrator in a final and conclusive decision that the person concerned is not entitled to reimbursement as referred to above, he or she shall immediately repay the amount reimbursed by the company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K).

Exhibit No.	Description
4.1	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No. 333-251765) filed on January 12, 2021).

4.2*	MYT Netherlands Parent B.V. Employee Stock Purchase Plan.

5.1*	Opinion of Baker & McKenzie Amsterdam N.V., Dutch corporate counsel of the Registrant, as to the validity of the ordinary shares.

23.1*	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm.

23.2*	Consent of Baker & McKenzie Amsterdam N.V., Dutch corporate counsel of the Registrant, (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)          The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany on May 26, 2023.

MYT Netherlands Parent B.V.

By:	/s/ Dr. Martin Beer
	Name:	Dr. Martin Beer
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Kliger and Dr. Martin Beer and each of them, individually, as his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on May 26, 2023 in the capacities indicated:

Signature	Title

/s/ Michael Kliger	Chief Executive Officer and Management Board Member (principal executive officer)
Michael Kliger

/s/ Dr. Martin Beer	Chief Financial Officer and Management Board Member (principal financial officer and principal accounting officer)
Dr. Martin Beer

/s/ Nora Aufreiter	Chairman of the Supervisory Board
Nora Aufreiter

/s/ David Kaplan	Member of the Supervisory Board
David Kaplan

/s/ Marjorie Lao	Member of the Supervisory Board
Marjorie Lao

/s/ Cesare Ruggiero
Cesare Ruggiero	Member of the Supervisory Board

/s/ Susan Saideman	Member of the Supervisory Board
Susan Saideman

/s/ Michaela Tod	Member of the Supervisory Board
Michaela Tod

/s/ Sascha Zahnd	Member of the Supervisory Board
Sascha Zahnd

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MYT Netherlands Parent B.V. has signed this Registration Statement on May 26, 2023.

By:	/s/ Dr. Martin Beer
Name: Dr. Martin Beer
Title: Chief Financial Officer of Mytheresa US Services Inc.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No. 333-251765) filed on January 12, 2021).

4.2*	MYT Netherlands Parent B.V. Employee Stock Purchase Plan.

5.1*	Opinion of Baker & McKenzie Amsterdam N.V., Dutch corporate counsel of the Registrant, as to the validity of the ordinary shares.

23.1*	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm.

23.2*	Consent of Baker & McKenzie Amsterdam N.V., Dutch corporate counsel of the Registrant, (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.